EXHIBIT 99.1

Mid-Con Energy Partners, LP Acquires Mature Northeastern Oklahoma Properties, Announces Quarterly Cash Distribution, and Schedules Second Quarter 2014 Earnings Release and Conference Call

DALLAS, July 24, 2014 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy”) through its wholly owned subsidiary, Mid-Con Energy Properties, LLC, announces that it has entered into a definitive agreement to acquire net proved reserves estimated at 2.6 million barrels of oil equivalent (“Mmboe”) for an aggregate purchase price of approximately $56.5 million, subject to customary post-closing adjustments. The acquisition, expected to close and become effective on August 5, 2014, will be funded with approximately 2.2 million units of MCEP stock and $4.5 million in cash.

The acquired position, the Oilton Field (“Oilton”), is a mature asset producing from a large anticline structure underlying acreage in Creek County, OK. Discovered in 1913, the field has produced over 35 Mmboe, primarily from the Arbuckle, Wilcox and Bartlesville formations. Mid-Con Energy will acquire operatorship in Oilton along with an approximate 97% net working interest.

Since the second quarter of 2013, Oilton has been owned and operated by our affiliate, Mid-Con Energy III, LLC. During this time, our operating team—working under a shared services agreement across our private and public assets—executed a development program comprised of i) redevelopment and recompletion work focused on returning Arbuckle wells to production and ii) initiating a waterflood plan targeting the Red Fork interval. The results of these efforts have been positive as evidenced by an approximate 30% increase in gross production to date.

“Oilton serves as a textbook example of the strategic advantage our private and public vehicles collectively provide,” commented Jeff Olmstead, Mid-Con Energy’s President and Chief Financial Officer. “When we acquired Oilton into our private affiliate, Mid-Con Energy III in 2013, the high resource potential was partially offset by a development risk profile higher than we regarded as appropriate for a publicly traded Upstream MLP. Over the past 14 months, our development activities have yielded favorable results, effectively de-risking the asset. Today, we are in the advantaged position of acquiring a highly MLP-appropriate asset that we know well.”

Highlights of the acquisition include:

•	Mid-Con Energy acquires roughly 97% working interest and will assume operatorship upon closing

•	Reserves of 88% PDP, 3% PDNP and 9% PUD comprised of 90% oil and 10% natural gas

•	Estimated net proved oil reserves of 2.622 Mmboe as of July 1, 2014 acquired at ~$21.55 per barrel

•	Average net production of 410 Boe/d in 2Q14 acquired at ~$138k per flowing barrel

•	Reserve-to-production ratio of roughly 17.5 years

•	Production sold into the Cushing, OK market at a LTM differential to WTI of -$2.18/bbl or -2.3%

•	Underlying decline rate projected to average 16% over the next 3 years

•	LOE costs forecast to average $15 per barrel over the next 3 years

•	Production tax rate to approximate 7.2%

•	Projected to be immediately accretive to Distributable Cash Flow per unit

Quarterly Cash Distribution

Mid-Con Energy Partners, LP announces today that the Board of Directors of its general partner approved a quarterly cash distribution of $0.515 per unit, or $2.06 per unit on an annualized basis, for the quarter ended June 30, 2014. The distribution will be payable August 11, 2014 to unitholders of record at the close of business on August 4, 2014.

Earnings Release and Conference Call

Mid-Con Energy will release its financial and operating results for the first quarter ended June 30, 2014 after the market close on Monday, August 4, 2014. Management will host a conference call on Tuesday, August 5, 2014 at 11:00 a.m. ET. Interested parties are invited to participate via telephone by dialing 1-877-847-5946 (Conference ID: 78962826) at least five minutes prior to the scheduled start time of the call, or via webcast by clicking on “Events & Presentations” in the investor relations section of the Mid-Con Energy website at www.midconenergypartners.com. A telephonic replay of the conference call will be available through August 12, 2014 by dialing 1-855-859-2056 (Conference ID: 78962826). Additionally, a webcast archive will be available at www.midconenergypartners.com.

About Mid-Con Energy Partners, LP

Mid-Con Energy is a publicly held Delaware limited partnership formed in December 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery (“EOR”). Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma, and the Hugoton.

Withholding Information

This release is intended to serve as qualified notice under Treasury Regulation Sections 1.1446-4(b) and (d). Brokers and nominees should treat one hundred percent (100.0%) of Mid-Con Energy’s distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Mid-Con Energy’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Mid-Con Energy, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or “will” or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy’s filings with the U.S. Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings.

These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•	business strategies;

•	ability to replace the reserves we produce through acquisitions and the development of our properties;

•	oil and natural gas reserves;

•	technology;

•	realized oil and natural gas prices;

•	production volumes;

•	lease operating expenses;

•	general and administrative expenses;

•	future operating results;

•	cash flow and liquidity;

•	availability of production equipment;

•	availability of oil field labor;

•	capital expenditures;

•	availability and terms of capital;

•	marketing of oil and natural gas;

•	general economic conditions;

•	competition in the oil and natural gas industry;

•	effectiveness of risk management activities;

•	environmental liabilities;

•	counterparty credit risk;

•	governmental regulation and taxation;

•	developments in oil producing and natural gas producing countries; and

•	plans, objectives, expectations and intentions.

Investor Relations Contact:

Krista McKinney

kmckinney@midcon-energy.com

(972) 479-5980

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